EXHIBIT 99.1

            , 2009

                    :

Re: AMENDMENT TO EMPLOYMENT TERMS

Dear                     :

Reference is hereby made to your employment offer letter with Guidance Software, Inc. (the “Company”), dated as of                     , as amended if applicable (the “Employment Letter”). You and the Company have mutually agreed to amend the Employment Letter as set forth herein in order to provide for certain post-employment severance benefits. You and the Company hereby agree that this Amendment shall supersede any and all other agreements, offers or promises, whether oral or written, made to you with respect to any post-employment severance benefits, including, without limitation, any severance benefits included in your Employment Letter prior to this amendment.

Accordingly, effective as of the date first written above, the Employment Letter shall be amended as follows:

1. The following sections are hereby added to the end of your Employment Letter as follows:

“Severance

Section 1 – Severance. Subject to Section 2 below, in the event that you incur a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) by reason of a termination of your employment by the Company without “Cause” or by you for “Good Reason” (each as defined below), then, the Company shall pay you severance in an amount equal to the lesser of (i) 12 months of base salary (at the base salary rate in effect immediately prior to your Separation from Service, without giving effect to any reduction that constitutes Good Reason, and for the avoidance of doubt, excluding any bonus, commission or other payment), or (ii) the limit set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (in effect immediately prior to your Separation from Service), in a form to be determined by the Company in its sole discretion, commencing within the 60-day period immediately following the date of your Separation from Service and ending no later than the last day of the second year following the year in which the date of your Separation from Service occurs (with the exact commencement and ending dates to be determined by the Company in its sole discretion). The severance payments made pursuant to this Section 1 shall be conditioned on and subject to your execution and compliance with the terms of a release of claims in a form prescribed by the Company (the “Release”) within 21 days (or, to the extent required by applicable law, 45 days) following the date of your Separation from Service and your non-revocation of such Release within 7 days thereafter.

Section 2 – Six Month Delay. Notwithstanding anything to the contrary in this letter, no payment or benefits, including without limitation the amounts payable under Section 1 hereof, shall be paid to you during the six-month period following your Separation from Service if the Company determines that paying such amounts at the time or times indicated in this letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code (the “Six Month Delay”). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of your death), the Company shall pay you a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period.

Section 3 – Definition of “Cause.” For purposes of this letter, “Cause” shall mean:

(i) any action or omission by you involving willful misconduct or gross negligence relating to your duties and responsibilities to the Company or its affiliates, including without limitation, disloyalty, dishonesty or breach of fiduciary duty;

(ii) your commission of (as determined by the Company) or indictment for a crime, either in connection with the performance of your obligations to the Company or its affiliates or which otherwise shall adversely affect your ability to perform such obligations or which shall adversely affect the business activities, reputation, goodwill or image of the Company or its affiliates;

(iii) your breach of any material obligation you have under any written agreement with the Company or its affiliates or which have been delegated to you by the Company which, if capable of cure, is not cured within five days from receipt of notice from the Company; or

(v) any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by you.

Section 4 – Definition of “Good Reason.” For purposes of this letter, “Good Reason” means the occurrence of any of the following without your prior consent:

(i) a material diminution by the Company of your then current annual base salary;

(ii) a material diminution by the Company in your authority, duties or responsibilities;

(iv) a material change in the geographic location at which you must perform services to the Company, provided that in no event will a relocation to a location within a 30 mile radius of the Company’s then current offices be deemed material for purposes of this clause; or

(v) a material breach by the Company or any successor of any provision of this letter;

provided, however, that a change in your authority, duties, or responsibilities which results solely by virtue of the Company ceasing to be a publicly-held corporation or by virtue of the Company becoming a subsidiary of another entity, shall not, in and of itself, constitute Good Reason for purposes of this letter.

Notwithstanding the foregoing, your resignation shall only constitute a resignation for Good Reason hereunder if (x) you provide the Company with a written notice of resignation setting forth the specific facts or circumstances constituting Good Reason within 30 days after the initial existence of such facts or circumstances, (y) the Company has failed to cure such facts or circumstances within 30 days after receipt of such notice, and (z) the date of your termination of employment occurs no later than 90 days after the initial occurrence of the event constituting Good Reason.

Post-Employment Consulting Services

If the Company so requests, you agree to enter into and to provide certain consulting services under a post-employment consulting agreement with the Company, which may include, without limitation, certain continuing duties on your part to assist in the orderly transition of your duties and to otherwise continue to comply with certain obligations in your Employment Agreement.

Section 409A of the Code

(i) To the extent applicable, this letter shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this letter to the contrary, if the Company determines that any compensation or benefits payable under this letter may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this letter or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (A) exempt the compensation and benefits payable under this letter from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (B) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section does not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

(ii) Notwithstanding the foregoing provisions, to the extent permitted under Section 409A of the Code, any separate payment or benefit under this letter or otherwise shall not be “deferred compensation” subject to Section 409A of the Code and the Six-Month Delay to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4) and (b)(9) or any other applicable exception or provision under Section 409A of the Code. For purposes of Section 409A of the Code (including without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive the severance pay installment payments payable pursuant to “Section 1 – Severance” above shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. Specifically, to the extent the provisions of Treasury Regulation Section 1.409A-1(b)(9) are applicable to any individual installment payment that becomes payable under this letter, the portion of the such payment that is less than the limit prescribed under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (or any successor provision) shall be payable to you in the manner prescribed herein without any regard to the Six Month Delay.”

2. This Amendment shall be and is hereby incorporated in and forms a part of the Employment Letter.

3. Except as amended and set forth herein, the Employment Letter shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this amendment to the Employment Letter as of the date first above written.

GUIDANCE SOFTWARE, INC.

By:
Name:
Title:

EXECUTIVE